                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of Bio-Vascular, Inc. on Form S-8 (File No. 33-85394), Form S-8 (File No. 33-22302), Form S-8 (File No. 33-94588), Form S-8 (File No. 333-14093), Form
S-8 (File No. 333-14137), Form S-8 (File No. 333-26783) and Form S-3 (No. 333-
64563) of our report dated December 9, 1997, except for Note 13, as to which the date is September 18, 1998 relating to the financial statements of Jer-Neen Manufacturing Co., Inc. as of October 31, 1997 and for the year then ended, which appears in this Amendment No. 2 to Current Report on Form 8-K/A of Bio-Vascular, Inc.



/S/  SIMMA FLOTTEMESCH & ORENSTEIN, LTD.

Minneapolis, Minnesota
October 9, 1998



                                      26